Arden Group, Inc.

CONTACT:	Patricia S. Betance Assistant Secretary	Exhibit 99.1 Page 1 of 1

TELEPHONE:	310/638-2842 NASDAQ/NMS-ARDNA	FOR IMMEDIATE RELEASE SOUTHERN CALIFORNIA

Arden Group, Inc. Pasadena Store Closure

LOS ANGELES, CA March 18, 2013 – Arden Group, Inc. (Nasdaq–ARDNA) announced today that its wholly-owned subsidiary, Gelson’s Markets, has given notice of termination of its Pasadena lease in accordance with the lease terms and intends to close its Pasadena store on or about July 21, 2013. Gelson’s currently operates seventeen stores in Southern California.  Upon closing its Pasadena location, it will operate sixteen stores.  Gelson’s previously announced that it has entered into a lease for a new store in Long Beach, California which is being remodeled from an existing supermarket and which Gelson’s currently expects to open in late 2013. Gelson’s plans to transfer some of the fixtures and equipment from the Pasadena location to the new Long Beach store.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Arden Group, Inc. (Company). Certain statements contained in this press release are forward-looking statements. These statements discuss, among other things, the closing of a location, the transfer of some fixtures and equipment and the opening of a new store in late 2013 which may or may not be accomplished. These forward-looking statements reflect the Company’s current plans and expectations and are based on information currently known to the Company. The Company cautions readers that any forward-looking statements contained in this press release involve risks and uncertainties and are subject to change. The Company does not undertake any obligation to update forward-looking statements.

Post Office Box 512256, Los Angeles, California 90051-0256 (310) 638-2842

2020 South Central Avenue, Compton, California 90220 FAX: (310) 631-0950